SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - January 24, 2013
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On January 24, 2012, the Board of Directors of AK Steel Holding Corporation (the “Company”), acting upon the recommendation of the Management Development and Compensation Committee, took the following actions relating to the Change-of-Control Agreements between the Company's wholly-owned subsidiary, AK Steel Corporation (“AK Steel”), and certain of its executive officers:

1.
Elimination of “Modified Single Trigger” - With respect to the Change-of-Control Agreements of James L. Wainscott, Chairman, Chief Executive Officer and President, and David C. Horn, Executive Vice President, General Counsel and Secretary, the Board elected to remove the “modified single-trigger” provision included in those agreements. This provision provides that the payments and benefits under the Change-of-Control Agreement are triggered in the event that there has been a “Change of Control” (as defined in the Change-of-Control Agreement) of the Company and within six months thereafter the executive officer voluntarily terminates his employment with the Company for any reason. The Company has no other Change-of-Control Agreements that include a “modified single-trigger” provision.

2.
Removal of “Gross-Up” Payment - Additional changes were made to the Change-of-Control Agreements between AK Steel and each of Mr. Wainscott; Mr. Horn; Mr. John F. Kaloski, Executive Vice President and Operating Officer; Mr. Albert E. Ferrara, Jr., Senior Vice President, Corporate Strategy and Investor Relations; and Lawrence F. Zizzo, Jr., Vice President, Human Resources. With respect to these Change-of-Control Agreements, the Board elected to remove the provision which provides that if any portion of the required payments to the executive officer becomes subject to the federal excise tax on “parachute payments,” AK Steel would be required to make a “gross-up” payment to the executive officer. The result of such a “gross up” payment is that the net amount retained by the executive after deduction of the excise tax and any applicable taxes on the “gross-up” payment is not reduced as a consequence of the excise tax. The Company has no other Change-of-Control Agreements that include such a “gross up” provision.

The five executive officers whose existing Change-of-Control Agreements are affected by the changes described above will enter into new Change-of-Control Agreements with AK Steel incorporating such changes. Following the execution of those agreements, AK Steel will have no Change-of-Control Agreements with executive officers that include a “modified single trigger” or a “gross up” provision.

The descriptions of the matters set forth above are qualified in all respects by reference to the amended and restated Change-of-Control Agreements with the five executive officers, the form of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: January 30, 2013